UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported) July 6, 2011
ENERGY CONVERSION DEVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3800 Lapeer Road, Auburn Hills, MI	48326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 293-0440

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Energy Conversion Devices, Inc., (the “Company”) entered into a Transition Agreement (the “Agreement”) with Subhendu Guha, its Executive Vice President—PV Technology and Chairman of its wholly owned subsidiary, United Solar Ovonic, pursuant to the terms of which Dr. Guha will assume the position of Chairman Emeritus, United Solar Ovonic, effective July 15, 2011. In his new role, Dr. Guha will focus his attention on research and development activities to advance the company’s technology roadmap. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The Agreement implements substantially the terms applicable to Dr. Guha under the Company’s Executive Severance Plan (the “Plan”), as well as his obligations under the Plan’s restrictive covenants, including, in the case of the non-compete and non-solicitation covenants, for one year after termination of his new role as Chairman Emeritus of United Solar Ovonic. Under the terms of the Agreement, Dr. Guha will receive an annual compensation of $150,000 in his new position as Chairman Emeritus and will be entitled to health insurance benefits.

     Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

10.1	Transition Agreement, dated June 29, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.
By:	/s/ Jay B. Knoll
Jay B. Knoll
Interim President

Date: July 12, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement, dated June 29, 2011

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